As filed with the Securities and Exchange Commission on September 29, 1998
                                                    Registration No. 333-_______

 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            INTEGRATED SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

       California                                      94-2658153
(State of Incorporation)                    (I.R.S. Employer Identification No.)

               201 Moffett Park Drive, Sunnyvale, California 94089 (Address of Principal Executive Office Including Zip Code)

                            INTEGRATED SYSTEMS, INC.
                             1988 STOCK OPTION PLAN
                           1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                Narendra K. Gupta
                Integrated Systems, Inc., 201 Moffett Park Drive
                           Sunnyvale, California 94089
                                 (408) 542-1500
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            Katherine Tallman Schuda
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                               Proposed
                                               Maximum
Title of                Amount                 Offering               Proposed Maximum
Securities to           to be                  Price per              Aggregate Offering    Amount of
Be Registered           Registered             Share (1)              Price                 Registration Fee
----------------------- ---------------------- ---------------------- --------------------- ----------------------
Common Stock            2,000,000              $9.50                  $19,000,000           $5,605

----------------------- ---------------------- ---------------------- --------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on September 24, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated by reference in this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended February 28, 1998;

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998 filed pursuant to Section 13(a) of the Exchange Act; and

         3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The  provisions  of Section 317 of the  California  Corporations  Code,
Article V of the Registrant's Amended and Restated Articles of Incorporation and
Article VI of the Registrant's Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director or officer of the Registrant. The Registrant's directors and executive officers have also entered into Indemnity Agreements with the Registrant that give such directors and executive officers contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Registrant's Amended and Restated Articles of Incorporation and Bylaws. The indemnification may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act. In addition, Article IV of the Registrant's Amended and Restated Articles of Incorporation provides that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law. The Registrant maintains a director and officer liability insurance policy.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit No.                           Description
-----------                           -----------

4.01 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to
                                   Exhibit 3.01(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1996).

4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-8, File No. 333-12799).

4.03                               Registrant's   1988  Stock  Option  Plan  and
                                   related documents, as amended to date.

4.04                               Registrant's 1998 Equity Incentive Plan.

5.01                               Opinion of Fenwick & West LLP

23.01                              Consent of Counsel (included in Exhibit 5.01)

23.02                              Consent of PricewaterhouseCoopers LLP

24.01                              Power of Attorney (See page II-5)



Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Integrated Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 25, 1998.

                                              INTEGRATED SYSTEMS, INC.


                                              By:      /s/ Narendra K. Gupta
                                                       -------------------------
                                                       Narendra K. Gupta
                                                       Secretary

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Narendra K. Gupta and William C. Smith and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.
Signature                                  Title                                    Date
--------------------------------------     -------------------------------------    -------------------------------------
Principal Executive Officers:
/s/ Narendra K. Gupta                      Secretary and Chairman of the Board      September 25, 1998
------------------------------------       of Directors
Narendra K. Gupta

/s/ Joseph Addiego                         Interim Chief Executive Officer          September 25, 1998
------------------------------------
Joseph Addiego

Principal Financial Officer and
Principal Accounting Officer:

/s/ William C. Smith                       Vice President, Finance and Chief        September 25, 1998
------------------------------------       Financial Officer
William C. Smith

Additional Directors:

                                           Director                                 September __, 1998
------------------------------------
David St. Charles

/s/ Thomas Kailath                         Director                                 September 25, 1998
------------------------------------
Thomas Kailath

/s/ Vinita Gupta                           Director                                 September 25, 1998
------------------------------------
Vinita Gupta

/s/John C. Bolger                          Director                                 September 25, 1998
------------------------------------
John C. Bolger

/s/Richard C. Murphy                       Director                                 September 25, 1998
------------------------------------
Richard C. Murphy

/s/Michael A. Brochu                       Director                                 September 25, 1998
------------------------------------
Michael A. Brochu

                                                 INDEX TO EXHIBITS


Exhibit Number                Exhibit
--------------                -------
4.01                          Registrant's  Amended  and  Restated  Articles  of
                              Incorporation   (incorporated   by   reference  to
                              Exhibit 3.01(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended February
                              28, 1996).

4.02 Registrant's Bylaws, as amended to date (incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-8, File No. 333-12799)

4.03 Registrant's 1988 Stock Option Plan and related documents, as amended to date.

4.04                          Registrant's 1998 Equity Incentive Plan.

5.01                          Opinion of Fenwick & West LLP

23.01                         Consent of Counsel (included in Exhibit 5.01)

23.02                         Consent of PricewaterhouseCoopers LLP

24.01                         Power of Attorney (See page II-5)